CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 25 to the Registration Statement on Form N-4 (No. 333-176870 and 811-07772) of our report dated April 15, 2025 relating to the statutory basis financial statements of Midland National Life Insurance Company and consent to the use in this Registration Statement of our report dated April 15, 2025 relating to the financial statements of each of the subaccounts of Midland National Life Insurance Company Separate Account C indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
April 17, 2025